SALARY CONTINUATION, RELEASE, AND RETIREMENT AGREEMENT

    This Salary Continuation, Release, and Retirement Agreement (“Retirement Agreement”) is entered into by and between Valerie Greer (“Executive”), and Bread Financial Payments, Inc. (f/k/a ADS Alliance Data Systems, Inc.), its parent and their subsidiaries and affiliates (“Bread Financial”) (collectively, the “Parties”).

Executive and Bread Financial have mutually agreed that: (1) Executive will transition her duties to other associates within Bread Financial September 1, 2026 (“Transition Date”); (2) Executive will retire on February 19, 2027, or the date on which Bread Financial pays eligible associates their incentive compensation (“IC,” as referred to in Section 1.5 below) for 2026 if such payments have not been made on or before February 19, 2027 (“Retirement Date”); (3) from the Transition Date to the Retirement Date (“Transition Period”), Executive shall use Executive’s best efforts, diligence, and skills to transition Executive’s duties to other Bread Financial associates, as assigned, and will serve the interests of Bread Financial in a good faith and professional manner; (4) during the Transition Period, Bread Financial may direct Executive to cease reporting for work and/or performing duties, and, in this event, Executive will make herself reasonably available to assist and consult at the request of Bread Financial for the remainder of the Transition Period; (5) Executive will no longer be authorized to transact business or incur any expenses, obligations, and liabilities on behalf of Bread Financial after the Retirement Date; and (6) effective as of the Retirement Date or sooner at the sole discretion of Bread Financial, Executive will resign as (a) an officer and/or director of Bread Financial if Executive serves as such and (b) an officer and/or member of each committee or other internal organization or position of Bread Financial for which Executive serves as such or is a member (which resignation will not change Executive’s employment status).

Executive and Bread Financial want to resolve all potential claims and controversies between them, up to and including the Effective Dates of this Retirement Agreement, as defined below; and

The Parties agree that provided Executive timely executes this Retirement Agreement and does not revoke Executive’s release of rights and claims under the ADEA (as defined below), the Effective Date #1 of this Retirement Agreement will be on the eighth (8th) day following the date of Executive’s first execution of this Retirement Agreement (“Effective Date #1”), and Effective Date #2 of this Retirement Agreement will be on the eighth (8th) day following the date of Executive’s second execution of this Retirement Agreement on or after the Retirement Date (“Effective Date #2”).

Based on the agreements and consideration described in this Retirement Agreement, the Parties agree as follows:

1.
CONSIDERATION

In return for Executive’s release of claims and other promises in this Retirement Agreement, Bread Financial will provide Executive with the separation benefits stated below:

1.1.    Salary Continuation. Bread Financial agrees to continue Executive’s current annual base salary, payable in bi-weekly installment payments from the Transition Date through the Retirement Date (“Salary Continuation Period”). All payments under this paragraph will be subject to appropriate payroll tax deductions and income tax withholdings. Bread Financial and Executive agree that 401(k) withholding and matching, if any, shall continue during the Salary Continuation Period. Additionally, Executive will remain eligible to participate in the Executive Deferred Compensation Program (“EDCP”) during the Salary Continuation Period.

1.2.    Continuation of Benefits During Salary Continuation. Bread Financial agrees to continue Executive’s health insurance benefits during the Salary Continuation Period at the premiums set forth by Bread Financial for the health insurance coverages selected by Executive for the applicable calendar year period(s).

1.3.    Final Pay. Bread Financial will pay Executive final pay in accordance with applicable law through the Retirement Date. This payment will be subject to appropriate payroll tax deductions and income tax withholdings. Both Parties acknowledge that Executive would be receiving the payments described in this Section 1.3. even if Executive did not enter into this Retirement Agreement. Executive acknowledges that Executive has reported and has been properly paid for all hours worked. Bread Financial and Executive agree that after the Retirement Date, Executive will not be entitled to any sick leave, flexible time off or other benefits for which Executive was eligible or previously entitled. For example, and without limitation, Executive shall no longer be eligible to participate in the Bread Financial 401(k) and Retirement Savings Plan (“401(k) Plan”) or the EDCP as of the Retirement Date.

1.4.     Benefits. Executive’s Bread Financial benefits will end on the Retirement Date. To the extent that, as of the Retirement Date, Executive is enrolled in Bread Financial-provided benefit plans that may be extended under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or the applicable state equivalent (together, “COBRA”), Executive may elect to continue health benefits pursuant to COBRA at Executive’s cost by paying all of the applicable premiums. Information about COBRA will be provided separately if applicable.

1.5.    Incentive Compensation. Executive will be eligible to receive Executive’s IC payment for 2026 performance. Such payment, if any, is contingent upon the required approval and direction by the Compensation & Human Capital Committee of the Bread Financial Holdings, Inc. (“BFH”) Board of Directors (the “BFH Board”) to make IC payments to IC eligible associates. The IC payment, if any, will be paid to Executive in February 2027.

1.6.    Delta Status. In consideration for executing this Retirement Agreement, Executive’s Delta Diamond Medallion status will be maintained through its scheduled expiration date in January 2028.

1.7.    Financial Planning Services. Additionally, as consideration for Executive signing the Retirement Agreement, Bread Financial will provide at Bread Financial’s expense (not to exceed fifteen thousand dollars ($15,000)) the financial planning services currently available to Executive until the end of 2027. In the event that Bread Financial is not able to provide the financial services to Executive after Executive’s Retirement Date through its existing arrangement, Bread Financial will instead reimburse Executive up to fifteen thousand dollars ($15,000) for Executive’s actual documented expenses incurred during the remainder of 2027 for comparable financial planning services.

1.8.    One-Time Payment. In further consideration for entering into this Retirement Agreement and the Post-Employment Obligations Agreement described below, Bread Financial agrees to make a payment to Executive in the gross amount of nine hundred forty-five thousand dollars ($945,000), less required taxes and withholdings, within thirty (30) days following the Effective Date #2. Executive agrees that the payment outlined in this paragraph is over and above any sums earned by Executive as wages, commissions and/or bonuses through the Retirement Date. Bread Financial and Executive agree that the aforementioned One-Time Payment shall not be subject to 401(k) withholdings or employer matching or eligible for the EDCP.

In the event Executive completes the second execution of this Retirement Agreement on or after the Retirement Date, but then revokes said execution as to claims alleging violation of the federal ADEA, Executive shall be entitled to payment of one thousand dollars ($1,000) of the One-Time Payment, and Executive shall forfeit all the otherwise remaining amount of the One-Time Payment and all other consideration.

1.9    Attorneys’ Fees. As additional consideration, Bread Financial agrees to issue a check representing attorneys’ fees payable to Davis Wright Tremaine LLP and Executive in the amount of ten thousand dollars ($10,000). There will be no withholdings from this check, and Davis, Wright Tremaine LLP and Executive will be issued an IRS form 1099 for this payment.

1.10.    Executive Deferred Compensation Plan (“EDCP”).  As of the Retirement Date, Executive will no longer be eligible to participate in the EDCP.  Executive and Bread Financial agree that Executive’s cumulative EDCP contributions will be paid to Executive when permitted by, and in accordance with, the terms of the EDCP, but no sooner than the second pay period of the month that is six (6) months after Effective Date #2.  Executive acknowledges that payments under the EDCP and any other nonqualified deferred compensation plan will be made subject to Section 409A of the Internal Revenue Code of 1986, as amended. Such payments shall be subject to all applicable taxes and withholdings.

1.11.    Long-Term Incentive (“LTI”). The Parties agree that Executive will not be eligible for any LTI award in 2027 and that Executive’s separation constitutes a “Qualifying

Retirement,” which means Executive’s unvested BFH restricted stock units will continue to vest as scheduled. Additionally the Parties agree that Executive’s BFH restricted stock units or other equity-related awards made to Executive shall be controlled by the terms of the 2024 BFH Omnibus Incentive Plan (“Omnibus Plan”) or, as applicable, the Predecessor Stock Plans as that term is defined in Omnibus Plan (collectively referred to herein as the “LTI Plans”) under which they were awarded; provided, however, that: (a) it shall be understood and stipulated that to the extent allowed by applicable law, the awards made to Executive under the LTI Plans were made in reliance upon Executive’s agreement to comply with any non-solicitation, non-competition and confidentiality agreements (“restrictive covenants”) Executive entered into; and (b) these obligations are understood to be mutually dependent consideration without which no agreement to provide an LTI award would have been made; accordingly, in the event that a restrictive covenant obligation deemed material by Bread Financial is held by a court with jurisdiction, or binding arbitration, from which there is no further appeal available, to be unenforceable as written, then Executive shall, at the election of Bread Financial, be required to return to Bread Financial any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions, less taxes paid by Executive on same); the obligation to repay and date of repayment shall be determined by the Compensation Committee of the BFH Board or such other committee as is designated by the BFH Board (following a decision by a court or arbitrator that is non-appealable).

2.
RELEASE
2.1.    General Release. In exchange for the consideration set forth above in Section 1 (other than the Final Pay and Benefits paragraphs above), Executive, for Executive personally and Executive’s representatives, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges Bread Financial, its parent and their affiliates, as well as their respective successors, assigns, officers, owners, directors, agents, representatives, attorneys, insurers, and associates/employees (“Released Parties”), of and from all claims, demands, actions, causes of action, suits, damages, losses, attorneys’ fees, costs, and expenses, of any and every nature whatsoever, individually or as part of a group action, known or unknown, as a result of actions or omissions occurring through the dates Executive signs this Retirement Agreement. Specifically included in this waiver and release are, among other things, claims of unlawful discrimination, harassment, retaliation, or failure to accommodate; related to terms and conditions of employment; for denial of substantive rights; for compensation or benefits; and/or for wrongful termination of employment, under Title VII of the Civil Rights Act of 1964, the Pregnant Worker Fairness Act (“PWFA”), the Americans with Disabilities Act (“ADA”), the Civil Rights Act of 1866 (42 U.S.C. §1981), the Employee Retirement Income Security Act (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), the Family and Medical Leave Act (“FMLA”), the National Labor Relations Act (“NLRA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Worker Adjustment and Retraining Notification Act (“WARN”), any amendments to the foregoing, or any other federal, state or local statute, rule, ordinance, or regulation, as well as claims in equity or under the common law for tort, breach of contract, wrongful discharge, defamation, emotional distress, and negligence or other unlawful behavior.
Nothing in this Retirement Agreement is intended to waive claims (a) under COBRA or for unemployment, workers’ compensation, or disability insurance benefits, (b) for vested rights, if any, that Executive may have under Bread Financial’s 401(k) savings plan or any other under compensation and benefit plans as applicable on the dates Executive signs this Retirement Agreement, (c) that may arise after Executive signs this Retirement Agreement, (d) for reimbursement of expenses under Bread Financial’s expense reimbursement policies, (e) challenging Bread Financial’s failure to comply with its promises under this Retirement Agreement, or (f) that controlling law clearly states may not be released by private agreement.

2.2.    ADEA Release. Except as otherwise provided in the Protected Rights paragraph below, Executive hereby acknowledges that Executive is knowingly and voluntarily entering into this Retirement Agreement with the purpose of waiving and releasing any claims under the ADEA. In accordance with the Older Workers Benefit Protection Act (“OWBPA”) Executive acknowledges and agrees that:

(a)    This Retirement Agreement is written in a manner which Executive fully understands.
(b)    Any rights or claims arising under the ADEA are specifically waived.
(c)    Any rights or claims under the ADEA that may arise after this Retirement Agreement is executed are not waived.
(d)    The rights and claims waived in this Retirement Agreement are in exchange for additional consideration over and above anything to which Executive was already undisputedly entitled.
(e)    Executive acknowledges that by receipt of this Retirement Agreement, Bread Financial has advised Executive, in writing, to consult with an attorney prior to executing this Retirement Agreement, and Executive has, in fact, had an opportunity to do so.
(f)    Executive is hereby given at least twenty-one (21) day period to consider this Retirement Agreement and execute for purposes of Effective Date #1. Executive may voluntarily sign this Retirement Agreement prior to the expiration of the twenty-one (21) day period. If Executive enters into this Retirement Agreement before the twenty-one (21) day period has elapsed, Executive is knowingly and voluntarily waiving Executive’s right to wait the full twenty-one (21) day period.
(g)    Executive must re-execute this agreement for purposes of Effective Date #2. The re-execution may not occur prior to Executive’s Retirement Date.
(h)    Executive may revoke this waiver and release of any ADEA claims covered by this Retirement Agreement within seven (7) days from the dates this Retirement Agreement is signed/re-signed. If Executive wishes to revoke Executive’s release of claims and rights under the ADEA, Executive should send any written revocation by hand delivery, mail or email to the person identified below in the Notices paragraph on or before 11:59 p.m. on the seventh (7th) day after the date on which Executive signs or re-signs this Retirement Agreement. In the event

Executive’s release of claims and rights under the ADEA is so timely revoked, Executive shall not be entitled to any of the payments or other consideration in this Retirement Agreement, except as provided in Section 1.3.
(i)    This Retirement Agreement shall not become effective until the seven-day (7-day) revocation periods have passed, and Executive shall not have revoked Executive’s waiver and release of any ADEA claim during the seven-day period.
(j)    Any changes made to this Retirement Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day period.

2.3.    Protected Rights. Regardless of whether or not Executive signs this Retirement Agreement, nothing in any Bread Financial agreement, policy, or practice, including this Retirement Agreement (a) limits or affects Executive’s right to disclose or discuss sexual misconduct, abuse, hostile work environment, harassment or assault disputes or events, or any other unlawful or unsafe Company conduct or practices; (b) limits or affects Executive’s right to challenge the knowing and voluntary nature of the release of claims under the ADEA; (c) prevents Executive from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, law enforcement, or any other any federal, state or local agency or entity charged with the enforcement of any laws; (d) from testifying, providing evidence, or responding to a subpoena or discovery request in court litigation or arbitration; or (e) requires Executive to disclose to Bread Financial any such filing, communication or participation. By signing this Retirement Agreement, Executive is waiving rights to individual relief (including backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, lawsuit, or other proceeding, including any class or collective action, whether brought by Executive or on Executive’s behalf by any third party, except where such a waiver is prohibited. However, this waiver does not prevent Executive from receiving a payment or award from a government agency, including but not limited to the Securities and Exchange Commission, (and not Bread Financial or other Released Party) for information provided to the government agency or as otherwise directed by a government agency.

2.4.    Waiver of Monetary Damages. Notwithstanding the foregoing paragraphs in this Section 2, Executive agrees to waive any right to recover monetary damages in any charge, complaint, or lawsuit against Released Parties filed by Executive or anyone else on Executive’s behalf.

3.
GENERAL PROVISIONS

3.1.    Non-Admission. This Retirement Agreement shall not be construed as an admission by the Released Party of any liability or acts of wrongdoing or unlawful discrimination, nor shall it be evidence of such liability, wrongdoing, or unlawful discrimination.

3.2.    Subpoena Notice and Cooperation. This Retirement Agreement is not intended to prohibit or interfere with Executive’s ability to respond to or cooperate with any governmental agency request or subpoena or court order, and Executive and Bread Financial agree that they will respond accurately and fully to any question, inquiry, or request for information when required by legal process. However, in the event Executive receives such a subpoena or order, Executive agrees to provide Bread Financial notice of the subpoena or order within five (5) days of Executive’s receipt of such subpoena or order to the Legal Department, Bread Financial Payments, Inc., 2600 Network Blvd. Suite 600, Frisco, Texas 75034.

3.3.    Non-Disparagement. Executive further agrees that from and after the Effective Dates, Executive will not make or publish any statement, written or oral, maligning, disparaging or defaming the reputation of Bread Financial, any of its present or future employees, officers, shareholders, subsidiaries or affiliates, or any of Bread Financial’s respective businesses or products.

3.4.    Proprietary Information.    Executive acknowledges access to and receipt of proprietary, confidential and trade secret information regarding Bread Financial and its affiliates while working including but not limited to customer and market information, financial and pricing data, business strategy and operations, and Bread Financial’s technological innovations and software (“Confidential Information”).  Executive agrees not to make any such information known to any member of the public. By signing this Retirement Agreement, Executive certifies that on or before the Retirement Date, Executive has (a) returned all Confidential Information and all other Bread Financial property within Executive’s possession or control, including, but not limited to, mobile devices (e.g., iPhones, iPads, hotspots), keys, access cards, laptop/thin client or other computers and peripheral equipment, software, automobiles, equipment, customer lists, forms, plans, documents, and other written and computer material, and copies of the same, belonging to Bread Financial, its parent, or its affiliates, or any of their customers, as well as all copies or excerpts of any property, files or documents obtained as a result of employment with Bread Financial, and (b) provided Bread Financial with all log-in, password, account and similar information for any  Bread Financial-related documents, programs, accounts, or other password-protected materials accessed or used by Executive in connection with work for Bread Financial.  The obligations in this paragraph do not limit Executive’s right to make truthful statements or disclosures regarding unlawful employment practices or limit Executive’s access to or participate in a proceeding before any government agency.

Pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

3.5.    Non-Competition and Other Restrictive Covenants. In exchange for the consideration in Section 1 of this Retirement Agreement, Executive agrees to be bound by the Post Employment Non-Disclosure, Non-Competition, and Non-Solicitation Agreement ("Post-Employment Obligations Agreement") appended hereto as Exhibit A. The Post-Employment Obligations Agreement is expressly entered into in connection with Executive’s separation from Bread Financial and is a term and condition of Executive’s entitlement to receive and retain the benefits set forth in Section 1 of this Retirement Agreement, which would not otherwise be provided but for Executive’s agreement to comply with the Post-Employment Obligations Agreement.

3.6.    Cooperation. Executive agrees to cooperate with the Released Parties regarding matters within the knowledge or responsibility of Executive. Without limiting the foregoing, Executive agrees (a) to meet with a Released Party’s representatives, its counsel or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (b) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body; and (c) to provide Bread Financial with notice of contact by any non-governmental adverse party or such adverse party’s representative, except as may be required by law. Bread Financial will reimburse Executive for reasonable expenses in connection with the cooperation described in this paragraph.

3.7.    Applicable Law and General Provisions. This Retirement Agreement shall be interpreted under the laws of the State of Ohio without reference to conflicts of laws principles, except where the application of Ohio law is prohibited, including California. In such circumstances, this Retirement Agreement shall be interpreted under the laws of the state in which Executive last worked for Bread Financial. Notwithstanding the forgoing, any agreement to arbitrate between the Parties (if there is one) will be controlled by the Federal Arbitration Act, 9 U.S.C. § 1 et. seq. and applicable federal law. This Retirement Agreement including any attached information sets forth the entire agreement between the Parties. Executive is not relying on any other agreements or oral representations not addressed in this document. Any prior agreements between or directly involving Executive and Bread Financial are superseded by this Retirement Agreement, except Executive’s obligations under previously signed agreements related to inventions, business ideas, confidentiality of corporate information, unfair competition, which Executive affirms, or arbitration or other dispute resolution programs all of which remain intact and applicable to Executive. This Retirement Agreement shall not be introduced as evidence in any administrative, arbitral, or legal proceeding, except for proceedings to enforce this Retirement Agreement or defend against a breach. The provisions of this Retirement Agreement are severable, and if any part of this Retirement Agreement except the release of claims is found by a court of law to be unenforceable, the remainder of this Retirement Agreement will continue to be valid and effective, and a court or arbitrator shall have the power to interpret and reform the unenforceable provision so as to comply with legal requirements and the intent of the parties. The headings in this Retirement Agreement are for reference only and shall not affect the substance of this Retirement Agreement. Subject to the limitations contained in the arbitration agreement between the Parties (if there is one), the Parties agree that any legal claim arising from or related to this Retirement Agreement that may be pursued in a court of law shall be pursued in a court of law that is located in Ohio or Texas (the “Chosen Venues”) unless this choice of venue provision is not permitted by applicable law. Executive expressly consents to the personal jurisdiction of the courts with applicable subject matter jurisdiction (state and/or federal) located in the Chosen Venues over Executive and waives any and all claims and objections to the contrary (including, without limitation, any objection based on convenience or expense).

3.8.    Binding Agreement. This Retirement Agreement is binding upon and the benefits will inure to Executive and Executive’s heirs, and to Bread Financial and its successors and assigns.

3.9.    Requirements for Valid Waiver. No waiver of any of the terms of this Retirement Agreement shall be valid unless in writing and signed by the party to this Retirement Agreement against whom such waiver is sought to be enforced. The waiver by any party hereto of any provision of this Retirement Agreement shall not operate or be construed as a waiver of any subsequent breach by any party, nor shall any waiver operate or be construed as a rescission of this Retirement Agreement.
    3.10.    Notices. All notices and other communications related to this Retirement Agreement or its terms must be provided in writing and delivered by (a) hand; (b) courier; (c) overnight delivery service; (d) three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or (e) by e-mail (so long as a receipt of such e-mail is requested and received), and shall be directed to the address set forth below (or at such other address as such party shall designate by like notice):

If to Bread Financial:

Mailing Address:    Bread Financial Payments, Inc.
            Legal Department
Attn: Chief Legal Officer
2600 Network Blvd. Suite 600
Frisco, Texas 75034

Email Address:    GeneralCounsel@breadfinancial.com

If to Executive: at the address set forth below Executive’s signature on the signature page of this Retirement Agreement.

3.11.    Wording Accepted By Parties. All words used in this Retirement Agreement will have their plain meaning in ordinary English unless expressly defined in this Retirement Agreement. The wording in this Retirement Agreement was reviewed and accepted by all Parties after reasonable time to review with legal counsel, and no party will be entitled to have any wording of this Retirement Agreement construed against the other party as the drafter of the Retirement Agreement in the event of any dispute in connection with this Retirement Agreement.

3.12.    Section 409A. This Retirement Agreement is intended to be interpreted and applied so that the payments and other benefits are exempt from the requirements of Internal Revenue Code Section 409A (“Section 409A”). However, Bread Financial and its respective officers, directors, employees or agents make no guarantee that the terms of this Retirement Agreement comply with, or are exempt from, the provisions of Section 409A, and Executive agrees that none of them will have any liability if the terms of this Retirement Agreement do not comply with, or are not exempt from, the provisions of Section 409A. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Retirement Agreement shall be provided in accordance with the following: (a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (b) any reimbursement of an eligible expense shall be paid to Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (c) any right to reimbursements or in-kind benefits under this Retirement Agreement shall not be subject to liquidation or exchange for another benefit.

3.13.    Understanding of Agreement. Executive is entering into this Retirement Agreement voluntarily, deliberately, and with all information needed to make an informed decision to enter into this Retirement Agreement. Bread Financial has provided Executive with the opportunity to ask any questions about this Retirement Agreement, and Executive is represented by an attorney who has reviewed the Retirement Agreement.
Executive acknowledges and agrees that this Retirement Agreement must be signed and returned to Bread Financial no later than July 8, 2026, or this Retirement Agreement shall be of no force and effect and the offers contained in the Retirement Agreement shall be considered withdrawn. Executive further agrees that Executive will re-execute the Retirement Agreement on the Retirement Date to reconfirm the terms and conditions of this Retirement Agreement and the releases and waivers made by Executive in Section 2 hereof for the period from the Transition Date through the Retirement Date.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Parties have executed this Retirement Agreement as follows:

VALERIE GREER

__________________________________
Executive Signature

__________________________________
Address

__________________________________
City, State, Zip

Date: _____________________________

Executive reconfirms the terms and conditions of this Retirement Agreement and the releases and waivers made by her in Section 2 as of the date written below.

VALERIE GREER

_________________________________
Executive Signature

Date: ____________________________

BREAD FINANCIAL PAYMENTS, INC.

By: _______________________________
    Joseph L. Motes
Its: EVP, Chief Legal & Administrative Officer

Date: _____________________________

EXHIBIT A

Post-Employment Non-Disclosure, Non-Competition, and Non-Solicitation Agreement

POST EMPLOYMENT NON-DISCLOSURE, NON-COMPETITION, AND NON-SOLICITATION AGREEMENT

WHEREAS this Post Employment Non-Disclosure, Non-Competition, and Non-Solicitation Agreement (the “Agreement”), effective as of the date below, is between Executive, the employee identified below, and Bread Financial Payments, Inc. (f/k/a ADS Alliance Data Systems, Inc.) (the “Company”) on behalf of itself and its Affiliate (meaning an entity directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company), and is entered into in connection with Executive’s transitioning of duties and separation of employment from the Company;

WHEREAS Executive has been employed in a special position of trust and confidence that involves access to Confidential Information (defined below), valuable business relationships and goodwill, and/or specialized training, which would give Executive an unfair advantage in the marketplace if Executive’s conduct was not subject to the limitations provided for in this Agreement;

WHEREAS the Company and Executive wish to enter into this Agreement for the benefit of: (i) Executive; and, (ii) the Company, any Affiliate that employs Executive, and any Affiliate that has a legitimate business interest in the protections provided through this Agreement due to Executive’s interaction with the Affiliate or access to the Confidential Information or customers of the Affiliate (collectively referred to hereafter as “Bread Financial”); and

WHEREAS it is understood that for purposes of this Agreement, “Bread Financial’s Business” means the business/industry that Bread Financial is or has been engaged in, or is demonstrably planning or preparing to engage in, during Executive’s employment, that Executive has had involvement with or access to Confidential Information about, and that Bread Financial remains engaged in at the time of enforcement; by way of illustration and not limitation, Bread Financial’s Business is currently understood to include (i) providing market-leading private label and co-brand credit card programs, (ii) providing loyalty reward programs and related card support, (iii) providing digital, online, or mobile point-of-sale consumer financing solutions whether online, app- or mobile-based, including if used in-store/in-person, and (iv) providing marketing, analysis, data and support services and products related to the foregoing products and services for Bread Financial customers.

NOW, THEREFORE, in exchange for the consideration provided in Section 1 of the Salary Continuation, Release, and Retirement Agreement (the “Retirement Agreement”) Executive has executed contemporaneously herewith, Executive agrees to the following restrictions, which Executive acknowledges are reasonable and necessary to protect Bread Financial’s legitimate business interests and constitute a material term of the Retirement Agreement. The parties agree as follows:
1.Confidential Information.
(a) In this agreement, “Confidential Information” refers to an item of information or a compilation of information in any form (tangible or intangible) related to Bread Financial’s Business that Executive first acquired or gained access to during or as a result of Executive’s employment or other association with Bread Financial if Bread Financial has not authorized public disclosure of it and it is not readily available through proper means to the general public or third parties who are under no obligation to keep it confidential.

(b) Confidential Information shall be presumed to include (without limitation), the following items of non-public information: customer lists and records of customers and customer contact information, as well as customer communications, private customer contract terms, unique customer preferences and historical transaction data; private bids, proposals, quotes, requests for proposal, and related analyses; financial records and analysis, and related non-public data regarding Bread Financial’s financial performance; business plans and strategies, forecasts and analyses; unpatented inventions and related information, patent applications, technological innovations, originally created and/or customized software (including but not limited to features, specifications, and source code), blueprints, design details and specifications, formulas, and research and development information regarding products and services of Bread Financial; Internal business methods, procedures, techniques, processes, know how, systems and innovations; marketing plans, research and analyses; pricing information, and underlying pricing-related variables such as costs, volume discounting options, and profit margins not publicly published; joint venture, partnership, and business (stock and asset) sale and acquisition opportunities identified by Bread Financial and related analyses; management evaluations of Bread Financial’s resources/assets (such as technology, real estate, and employee job performance); and, private contract terms with vendors and suppliers, and analysis of vendor and supplier business opportunities. Due to its special value and utility as a compilation, a confidential compilation of information by Bread Financial will remain protected even if individual items of information in it are public. Private disclosure of Confidential Information to parties Bread Financial is doing business with for business purposes shall not cause the information to lose its protected status as Confidential Information under this Agreement.

(c) Information that belongs to a third party and is entrusted to Bread Financial in confidence (“Third Party Confidential Information”) will be treated as Confidential Information and handled by Executive in strict compliance with the agreement under which it is entrusted to Bread Financial and in accordance with any applicable laws and regulations related to the confidentiality of such information (such as, but not limited to, laws governing confidentiality of personal identifying information like Social Security Numbers).

2.Executive’s Nondisclosure Obligations.
(a) Executive acknowledges Executive has and will continue to hold all Confidential Information in confidence and fiduciary trust for the benefit of Bread Financial. Executive has not and will not engage in any copying, use or disclosure of Confidential Information beyond that which was: authorized in the course of Executive’s employment duties for Bread Financial, undertaken for the benefit of Bread Financial, and conducted in strict compliance with Bread Financial’s policies and directives concerning the handling of such information. Executive has and will continue to use reasonable care and diligence to prevent the unauthorized destruction, copying, or publication of Confidential Information. The foregoing applies during the term of Executive’s employment and for so long thereafter as the information at issue continues to qualify as Confidential Information under this Agreement. Information that would qualify as a Bread Financial trade secret absent this Agreement will remain protected as a trade secret of Bread Financial for as long as it qualifies as a trade secret and no provision of this Agreement will be construed, eliminate or reduce these protections. The purpose of the foregoing restriction is the protection of Bread Financial’s Confidential Information, and it shall not be construed or applied broadly as a general restraint of trade or covenant not to compete. Executive’s nondisclosure obligations under this Agreement shall not be construed to prohibit use of generally available knowledge, skill and education that is not specific to Bread Financial but instead knowledge generic to the industry or profession.

(b) In the event Executive is served with a subpoena, court order or similar legal mandate requiring the disclosure of Confidential Information, Executive will provide Bread Financial notice and opportunity to intervene and protect its Confidential Information prior to disclosure unless such notice is prohibited by law. Such notice will be provided within five (5) days of Executive’s receipt of such subpoena or order to the Legal Department, Bread Financial Payments, Inc., 2600 Network Blvd. Suite 600, Frisco, Texas 75034.
3.    Protective Covenants.
Executive agrees that confidentiality obligations and other provisions of this Agreement are insufficient standing alone to protect Bread Financial’s trade secrets and other Confidential Information because some activities would by their nature lead to the undetectable and/or inadvertent use of trade secrets and other Confidential Information and cause irreparable harm to Bread Financial’s business relationships and goodwill. Accordingly, Executive agrees to comply with the additional reasonable and necessary restrictions (“Protective Covenants”) below to prevent such activities.
(a) Noncompete.
i.    During employment and through the scheduled vesting date of Executive’s last Long-Term Incentive (“LTI”) grant in 2029, which is February 20, 2029 (“Restricted Period”), Executive will not provide or manage services (as an employee, consultant, board member, or otherwise) in the Restricted Area for a Competitor that (i) are the same as or similar in function or purpose to those Executive provided or managed for Bread Financial in the Look Back Period, (ii) involve providing competing goods or services to a customer of Bread Financial that was a customer when Executive’s employment ended, (iii) involve the development of goods and/or services that compete with those of Bread Financial, or (iv) would otherwise involve the probable use or disclosure of Confidential Information. This paragraph shall be referred to as the “Noncompete.”
ii.    Notwithstanding the above, Executive agrees that during the Restricted Period, with prior written approval (not to be unreasonably delayed or withheld):

(aa) Executive may accept consulting or advisory engagements or board positions with parties that are not (directly) involved in the industry, and where the subject matter of the engagement would not present a competitive concern to Bread Financial; and

(bb) from and after December 31, 2027, through the end of the Restricted Period, Executive may accept consulting or advisory engagements with parties that are (directly or indirectly) involved in the industry, where the subject matter of the engagement would not present a competitive concern to Bread Financial (e.g., consulting with a Bread Financial brand partner on agentic-commerce issues) and does not relate to (i) any renewal of an existing Bread Financial brand partner agreement or (ii) any request for proposal in which Bread Financial is participating.
(b) Customer Nonsolicit. During the Restricted Period, Executive has not and will not, for the benefit of a Competitor, directly or through others, (i) solicit or assist in soliciting competing business from any Covered Customer, or (ii) knowingly encourage or induce a Covered Customer to stop or reduce doing business with Bread Financial. This paragraph shall be referred to as the “Customer Nonsolicit.”
(c) Employee Nonsolicit. During the Restricted Period, Executive has not and will not, for the benefit of a Competitor, directly or through others, (i) solicit or knowingly induce any Covered Employee of Bread Financial to leave the employment of Bread Financial, or (ii) assist a Competitor in hiring a Covered Employee. This paragraph shall be referred to as the “Employee Nonsolicit.”
(d) Prohibited Interference. During the Restricted Period, Executive has not and will not, directly or through others, solicit or knowingly induce or encourage a supplier, vendor, or referral source of Bread Financial to stop or reduce doing business with Bread Financial. This paragraph shall be referred to as the “Prohibited Interference Clause.”
(e) Customer Goodwill Protection. During the Restricted Period, Executive has not and will not capitalize on Executive’s familiarity with a Covered Customer for the benefit of a Competitor by participating in the acceptance or servicing of competitive business with a Covered Customer. This paragraph shall be referred to as the “Goodwill Protection Clause.”
(f) “Competitor” means any organization, entity or person who is engaged in Bread Financial’s Business or is preparing to engage in Bread Financial’s Business.
(g) “Covered Customer” means a customer of Bread Financial that Executive had material contact or interaction with (directly or through persons under Executive’s supervision) on behalf of Bread Financial, or had access to Confidential Information about, in the Look Back Period. Material contact will be presumed to have occurred if Executive participated in communications with the customer or received commissions or other beneficial credit for business Bread Financial conducted with the customer. For purposes of the Protective Covenants, where permitted by law, a customer shall include a specifically identified customer-prospect that Bread Financial is actively pursuing in a demonstrable way when Executive’s employment ends.
(h) “Covered Employee” means an employee that Executive worked with or gain knowledge of through employment with Bread Financial. Where permitted by law, an individual who resigns from employment with Bread Financial will also be treated as a Covered Employee for purposes of the Protective Covenants for a period of ninety (90) days after the individual’s employment with Bread Financial ends.
(i) “Look Back Period” means the last two (2) years of Executive’s employment with the Company, or whatever lesser period of time Executive may have been employed with Bread Financial, including any period of employment with predecessor that is now a part of the Company through merger, acquisition, or otherwise.
(j) “Restricted Area” means the county Executive resides in, the state Executive resides in, and each additional state and county in the United States or equivalent in a foreign country where the Company does business, or plans to do business, that Executive was provided Confidential Information about or had business related involvement with, directly or indirectly, in the Look Back Period. Given the lack of geographic boundaries applicable to Bread Financial’s Business, and because of Executive’s role as Bread Financial’s Chief Commercial Officer, Executive acknowledges that Executive’s all assigned geographic territory of work is and will remain through the remainder of Executive’s employment, the Restricted Area described above and that the scope of Confidential Information Executive is provided encompasses all of the United States and India unless Executive shows by clear and convincing evidence that a lesser geographic area should apply. Executive stipulates that the provisions of the Agreement provide Executive with adequate means to reasonably determine the maximum scope of the restraints placed upon Executive at the time of Executive’s employment termination.

(k) To “solicit” (or “solicitation”) means to engage in acts or communications that are intended to, or can reasonably be expected to induce or encourage a particular responsive action (such as buying a good or service or terminating a relationship), regardless of which party first initiates contact.
(l) The Customer Nonsolicit, Employee Nonsolicit, Prohibited Interference Clause, and Customer Goodwill Protection Clause are understood to be reasonably limited by geography to those locations and/or places of business where the individual shielded from solicitation or interference (such as a customer) is located and available for solicitation or interference. However, if a different form of geographic limitation is required under applicable law for the restriction to be enforceable then the restriction shall be deemed limited to the Restricted Area.
(m) The Protective Covenants do not prohibit general advertising that is not targeted at the Company’s customers or employees such as advertisements directed to the general public or “help wanted” ads. They do not prohibit a passive and non-controlling ownership of less than 2% of the stock in a publicly traded company. The Protective Covenants will not be construed to generally prohibit Executive’s employment in an entire industry or business sector, or to be an unreasonable restraint on Executive’s ability to earn a living.\
4.        Injunctive Relief.
Executive agrees that damages alone would not be an adequate remedy for the irreparable harm to Bread Financial that would result from violation of this Agreement, and that Bread Financial shall be entitled to injunctive relief to secure specific performance and/or similar equitable remedy if a violation or threatened violation occurs. Executive hereby consents to the granting of such relief to enforce the provisions of this Agreement, and agrees that Bread Financial may enforce its rights under this Agreement by bringing suit for injunctive relief or specific performance without payment of bond or security (provided that if a bond is required for injunctive relief to issue a bond of $1,000 shall be presumed sufficient). In the event that any restriction on Executive herein is found to be unenforceable as written due to overbreadth, the restriction shall nonetheless be enforced to such lesser extent as the court (or arbitrator if applicable) deems reasonable and enforceable to accomplish the intent of the parties and the protection of Bread Financial to the maximum extent allowed by law. In the event Executive violates a post-employment restriction provided for in this Agreement that is limited by time, the time applicable to such restriction shall be extended by one day for each day Executive is found to have been in violation of such restriction up to a maximum extension that is equal in length to the length of restraint originally provided for (an “Equitable Extension Period”) unless this provision would make the restriction unenforceable under applicable law.
5.        Loyalty and Conflicting Obligations.
Executive acknowledges that during Executive’s employment Executive has had, and will continue to have during the remainder of Executive’s employment, a fiduciary duty of loyalty to Bread Financial that included the obligation to comply with Bread Financial’s policies regarding avoiding conflicts of interest (such as competitive activities), reporting potential conflicts of interest, and informing Bread Financial of any business opportunities related to its line of business that Executive becomes aware of in a timely manner so that it may take advantage of such business opportunities wherever possible. Executive is under no binding legal obligations (by contract or otherwise) that would prevent Executive from performing the duties of Executive’s position with Bread Financial, and if subject to any limiting obligations they have been identified in writing submitted to Bread Financial simultaneous with the execution of this Agreement.

6.    Protected Conduct.

Nothing in this Agreement shall be used to impede or prohibit Executive from opposing or reporting to the relevant law-enforcement agency (such as but not limited to the Securities and Exchange Commission, Department of Labor, National Labor Relations Board, Equal Employment Opportunities Commission, Occupational Safety and Health Administration or law enforcement) an event that Executive reasonably and in good faith believes is a violation of law, obligates Executive to inform Bread Financial before or after making such a report, prohibits Executive from cooperating in an investigation conducted by such a government agency, limits or affects Executive’s right to disclose or discuss criminal conduct, discrimination, harassment (including but not limited to sexual harassment or sexual assault) or retaliation, prohibits Executive from discussing such matters with Executive’s own legal counsel, or prohibits Executive from providing truthful testimony in a legal, administrative or arbitration proceeding. Executive is given notice that pursuant to the 2016 Defend Trade Secrets Act (DTSA): (1) no individual (consultant, contractor or employee) will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the legal proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by legally binding order.

7.    General.
(a)Independent Legal Advice. Executive acknowledges that Executive has been advised by Bread Financial to obtain independent legal advice, and has had an opportunity to obtain such advice, with respect to the Agreement.

(b)Entire Agreement. This is the entire agreement and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be amended except by the written agreement of the parties hereto. Executive expressly warrants that no promise or agreement that is not herein expressed has been made to Executive in executing this Agreement and that Executive is not relying upon any statement or representation of Bread Financial not expressly contained in this Agreement. The introductory provisions of this Agreement (including “Whereas” clauses) are a material and substantive part of this Agreement.

(c)No Waiver / Survival. Bread Financial’s rights under this Agreement can only be modified or waived in a writing signed by an authorized officer of Bread Financial; no delay or failure to assert rights or remedies shall be construed as a waiver by Bread Financial. The post-employment restrictions applicable to Executive under this Agreement shall survive the termination of employment regardless of the cause of the termination or which party terminates the relationship. This Agreement will be deemed to continue in effect despite any changes in terms and conditions of Executive’s employment (including, but not limited to, changes in compensation, promotions, transfers, relocations, and changes in job duties).

(d)Severability. Each covenant by Executive contained in this Agreement shall be independent and severable from the others. The presence of a claim or cause of action by Executive against Bread Financial, whether meritorious or not, shall not constitute a defense to the enforcement of Executive’s obligations under this Agreement. If a restriction provided for in this Agreement cannot be enforced as written due to over breadth (such as time, scope of activity, or geography) within the jurisdiction of the relevant court or arbitrator, the court or arbitrator will (for purposes of that jurisdiction) enforce the restrictions to such lesser extent as is allowed by law and/or reform the restriction to protect Bread Financial’s legitimate business interests. If, despite the foregoing, a provision contained in this Agreement is determined to be void, illegal or unenforceable, then it shall be severed and the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal, or unenforceable had not been contained herein.

(e)Assignment and Beneficiaries. Executive’s obligations under this Agreement are personal in nature and cannot be assigned or transferred without the consent of Bread Financial. This Agreement shall automatically inure to the benefit of Bread Financial, and its subsidiaries, affiliates, successor(s), and assigns, without the need for any further action by Executive. Executive acknowledges that Bread Financial and all Affiliates that constitute Bread Financial shall have the right to enforce this Agreement to protect their interests without such treatment imputing employer status on to any entity that is not otherwise characterized as Executive’s employer in Company records. Executive acknowledges that the obligations of any one Bread Financial entity to Executive may be satisfied by another Bread Financial entity without the need for Executive’s consent. Executive expressly agrees to the assignment of this Agreement and all rights and obligations hereunder, including, but not limited to, an assignment in connection with any merger, sale, transfer or acquisition consummated by Bread Financial, or relating to a change in ownership of all or part of its assets or the assets of its subsidiaries, affiliates or divisions.

(f)Governing Law / Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to any choice of law rules of Ohio or another state to the contrary; provided, however, that any agreement to arbitrate between the parties (if there is one) will be controlled by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and federal law. Subject to the limitations contained in any arbitration agreement between the parties (if there is one), the parties agree that any legal claim arising from or related to this Agreement that may be pursued in a court of law shall be pursued in a court of law that is located in Ohio or Texas (the “Chosen Venues”). Executive expressly consents to the personal jurisdiction of the courts with applicable subject matter jurisdiction (state and/or federal) located in the Chosen Venues over Executive and waives any all claims and objections to the contrary (including, without limitation, any objection based on convenience or expense).

(g)Employment at Will / Preservation of Rights / Presumptions. Executive agrees and acknowledges that Executive’s employment may be terminated at any time, with or without cause. Nothing in this Agreement or in any policy statement or manual shall be construed to limit Bread Financial’s right to terminate this employment relationship at any time. Nothing in this Agreement shall be construed to eliminate or diminish any rights or remedies Bread Financial would have concerning the protection of its interests absent this Agreement. To overcome a presumption provided for in this Agreement, Executive must present clear and convincing evidence, and if a presumption provided for in this Agreement would make a term of this Agreement unenforceable then it shall be severed and deemed inapplicable to that term.

IN WITNESS WHEREOF, the Company and Executive have entered into this Agreement as of the date Executive executes this Agreement (reflected below).

 BREAD FINANCIAL PAYMENTS, INC.

_______________________________________
Authorized Signature

Joseph L. Motes
_______________________________________
Printed Name

EVP, Chief Legal & Administrative Officer
_______________________________________
Title

_______________________________________
Date

EXECUTIVE

_______________________________________
Executive’s Signature

Valerie Greer
_______________________________________
Printed Name

EVP, Chief Commercial Officer
_______________________________________
Title

_______________________________________
Date